Exhibit 99.1

Aditxt’s Board of Directors Unanimously Approve Positioning Pearsanta for IPO to Support Global Launch of its Early Cancer Detection Platform

Mountain View, CA – January 13, 2025 – Aditxt, Inc. (NASDAQ: ADTX) (“Aditxt” or the “Company”), a social innovation platform dedicated to accelerating promising health innovations, is pleased to announce that its Board of Directors has authorized management to explore taking its subsidiary, Pearsanta, Inc. (“Pearsanta”), public via a proposed initial public offering (“IPO”) in 2025. This decision aligns with Aditxt’s mission to secure and develop transformative health innovations, positioning them for accelerated growth and broader market impact.

Pearsanta, a precision diagnostic company, has advanced its development and operational capabilities, particularly in early cancer detection, by leveraging its proprietary Mitomic® Technology platform. The proposed Pearsanta IPO is intended to provide critical resources to accelerate Pearsanta’s growth and expand its market presence.

“Cancer remains to be one of humanities biggest health challenges. Pearsanta’s launch of its Mitomic® Technology platform for the early detection of cancer, reflects our commitment to identifying, developing and accelerating some of the most promising health innovations,” said Amro Albanna, Co-Founder, Chairman, and CEO of Aditxt. “The Board’s authorization to explore this path is a key first step in positioning Pearsanta for a successful global launch.”

“The proposed IPO marks a transformative moment for Pearsanta as we seek to bring our groundbreaking Mitomic® Technology platform to the global stage. We believe this milestone will enable us to accelerate the commercialization of our early cancer detection solutions, empowering clinicians with tools for earlier and more accurate diagnoses,” said Chris Mitton, President of Pearsanta. “Our focus remains on addressing critical unmet needs in healthcare, and this step is intended to position us to make a meaningful impact in the fight against cancer worldwide.”

About Aditxt

Aditxt, Inc.® is a social innovation platform dedicated to accelerating promising health innovations. Aditxt’s ecosystem of research institutions, industry partners, and shareholders collaboratively drives their mission to “Make Promising Innovations Possible Together.” The innovation platform is the cornerstone of Aditxt’s strategy, where multiple disciplines drive disruptive growth and address significant societal challenges. Aditxt operates a unique model that democratizes innovation, ensures every stakeholder’s voice is heard and valued, and empowers collective progress.

Aditxt currently operates two programs focused on immune health and precision health. The Company plans to introduce two additional programs dedicated to public health and women’s health. For these, Aditxt has entered into an Arrangement Agreement with Appili Therapeutics, Inc. (“Appili”) (TSX: APLI; OTCPink: APLIF), which focuses on infectious diseases, and a Merger Agreement with Evofem Biosciences, Inc. (“Evofem”) (OTCQB: EVFM). Each program will be designed to function autonomously while collectively advancing Aditxt’s mission of discovering, developing, and deploying innovative health solutions to tackle some of the most urgent health challenges. The closing of each of the transactions with Appili and Evofem is subject to several conditions, including but not limited to approval of the transactions by the respective target shareholders and Aditxt raising sufficient capital to fund its obligations at closing. These obligations include cash payments of approximately $17 million for Appili and $17 million for Evofem, which includes approximately $15.2 million required to satisfy Evofem’s senior secured noteholder; should Aditxt fail to secure these funds, Evofem’s senior secured noteholder is expected to seek to prevent the closing of the merger with Evofem. On December 23, 2024, Evofem announced the cancellation of its special stockholders meeting and the withdrawal of the merger proposal with Aditxt from consideration by the stockholders. No assurance can be provided that all of the conditions to closing will be obtained or satisfied or that either of the transactions will ultimately close.

For more information, www.aditxt.com.

About Pearsanta

Pearsanta is at the forefront of precision health, focusing on early cancer detection through advanced diagnostic technologies. Its proprietary Mitomic Technology Platform leverages the unique properties of mitochondrial DNA to detect cancer and other diseases with high accuracy via non-invasive, blood-based liquid biopsy tests. Pearsanta’s asset portfolio also includes a range of other innovative diagnostic technologies, all aimed at transforming early disease detection and monitoring, enabling more informed treatment decisions, and ultimately improving patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to finance and execute its strategic M&A initiatives; the Company’s ability to obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth, and strategies; the Company’s ability to raise additional capital; expected usage of the Company’s ELOC and ATM facilities; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in Aditxt’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.